Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: DESC)

Contact:
At the Company:	At The Financial Relations Board:
Investor Relations	Marilynn Meek: General Info (212) 445-8451
(203) 678-2355

DISTRIBUTED ENERGY SYSTEMS CORP. ANNOUNCES THIRD

QUARTER RESULTS

WALLINGFORD, CT, November 4, 2004 – Distributed Energy Systems Corp. (NASDAQ: DESC) announced today results for the third quarter ended September 30, 2004, which includes its subsidiaries Proton Energy Systems and Northern Power Systems.

Third Quarter Highlights:

•	Announced Proton will team with Air Products on a U.S. Department of Energy contract award for advanced high-pressure PEM hydrogen generation.
•	Announced Northern will supply high reliability remote power systems for the F.A.A. aircraft tracking systems in Alaska.
•	Announced Air Products will collaborate with Proton on two fueling stations for demonstration projects by the California South Coast Air Quality Management District.
•	Announced Proton will work on a Small Business Innovative Research Phase II contract with the U.S. Army Missile Defense Agency to continue development of lightweight regenerative fuel cell technology for high altitude airships.
•	Announced Proton and Emerson Network Power will collaborate on a Connecticut Clean Energy Fund project for a regenerative fuel cell demonstration systems at a telecommunications site in Connecticut.
•	Announced the appointment of Mark Murray as President of Proton
•	Delivered 13 HOGEN® 40 series hydrogen generators, 10 HOGEN H series hydrogen generators and 17 laboratory generators by Proton. Revenue recognition is being deferred until warranty expiration.
•	Strengthened the intellectual property position by bringing the total U.S. and foreign patent filings to 121. Distributed Energy and its subsidiaries now hold 29 issued U.S. patents and nine issued European patents.

Subsequent Events:

•	Announced a $1.7 million project award for Northern for an On-Site Power System at a vegetable oil processing plant for Aarhus United USA Inc.
•	Announced a $1.9 million project award for Northern’s state-of-the art Northwind 100® wind turbines from the Alaska Village Electric Cooperative to supply renewable power for three remote communities.
•	Announced the award of two additional Connecticut Clean Energy Fund contracts for Proton’s regenerative fuel cell projects.
•	Announced Distributed Energy being named one of the fastest growing technology companies in North America on the Deloitte Technology Fast 500 list.

Distributed Energy’s President Chip Schroeder commented, “We had a strong third quarter in both the Proton hydrogen products and the Northern engineering project business units. Product shipments at Proton showed a nice pickup over last quarter. Backlog at both Proton and Northern grew significantly. Given our backlog position, the foundation for growth in 2005 is already in place. In light of the favorable environment for alternative energy, driven by concerns regarding depletion, pollution and political vulnerability of conventional energy sources, we continues to gain recognition from investors who are looking for a way to participate in the growing demand for distributed and alternative energy products and services.”

Financial Results:

Revenues for the third quarter ended September 30, 2004 were $4,820,000 compared to revenues of $593,000 for the same period last year. The increase in revenues is primarily related to revenue from Northern Power subsequent to the date of acquisition as well as the recognition of previously deferred revenue of $430,000 related to our HOGEN 40 series units upon expiration of the product warranty. Net loss attributable to common stockholders’ for the third quarter of 2004 is $5,780,000 or $0.16 per share compared to $4,294,000 or $0.13 per share for the comparable 2003 period. The change in net loss is primarily due to the inclusion of Northern Power results subsequent to the acquisition.

Conference Call:

The Company will host a conference call tomorrow, Friday, November 5, 2004 at 11:00 a.m. ET to discuss third quarter results and other matters of interest to investors and shareholders. Individuals wishing to participate in the conference call should dial (800) 218-0713. A presentation to accompany the conference call will be available through the investor relations/news & events/webcasts & presentations section of our website at www.distributed-energy.com. For interested individuals unable to join the call, a replay will be available through November 12, 2004 by dialing (800) 405-2236, pass code 11013339. The call will also be broadcast live over the Internet and can be accessed by all interested parties at www.vcall.com or through the investors’ section of the Distributed Energy Systems website at www.distributed-energy.com.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (NASDAQ: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems (www.protonenergy.com) and Northern Power Systems (www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, guidance, future revenue, financial sustainability and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy’s Form 10-Q for quarter ended June 30, 2004, and other filings Distributed Energy may make from time to time with the SEC.

Distributed Energy Systems Corp.

Financial Results

(Unaudited)

Income Statement Data:
	Quarter Ended September 30,
	2004	2003
Net revenue	$4,820,000	$593,000
Net cost of sales	4,816,000	812,000
Research and development	1,500,000	2,230,000
General and administrative	4,528,000	2,335,000

Loss from operations	(6,024,000)	(4,784,000)
Interest income, net and other	244,000	490,000

Net loss	$(5,780,000)	$(4,294,000)

Loss per share, basic and diluted	$(0.16)	$(0.13)

Weighted average shares outstanding	35,505,492	33,938,512

	Nine Months Ended September 30,
	2004	2003
Net revenue	$11,094,000	$1,218,000
Net cost of sales	11,516,000	2,299,000
Research and development	4,830,000	5,700,000
General and administrative	13,769,000	7,343,000

Loss from operations	(19,021,000)	(14,124,000)
Interest income, net and other	594,000	1,965,000

Net loss	$(18,427,000)	$(12,159,000)

Loss per share, basic and diluted	$(0.52)	$(0.36)

Weighted average shares outstanding	35,435,868	33,677,838

Balance Sheet Data:
	September 30, 2004	December 31, 2003
Cash and marketable securities	$61,986,000	$73,848,000
Deferred costs	4,507,000	3,322,000
Total assets	125,601,000	143,467,000
Deferred revenue	5,598,000	3,557,000
Total current liabilities	13,892,000	13,636,000
Total long-term liabilities	8,369,000	8,718,000
Total stockholders’ equity	103,340,000	121,113,000
Total liabilities and stockholders’ equity	125,601,000	143,467,000

SOURCE: Distributed Energy Systems Corp.